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                                                              Exhibit 99.(e)(13)

DISTRICT COURT, COUNTY OF BOULDER, COLORADO

Case No. 00-CV-1359, Division 2
___________________________________________________________________________

ORDER RE:  MOTION FOR EXTENSION OF TIME
IN WHICH TO ANSWER OR OTHER MOVE
___________________________________________________________________________

M. DEAN BRIGGS, on Behalf of Himself and All Other similarly Situated,

     Plaintiff,

v.

BI INCORPORATED; DAVID J. HUNTER; WILLIAM E. COLEMAN; MCKINLEY C. EDWARDS, JR.; BEVERLY J. HADDON; JEREMY N. KENDALL; PERRY M. JOHNSON; BARRY J. NIDORF; and BYAM K. STEVANS, JR.,

     Defendants.
___________________________________________________________________________

     Having considered Defendants' Motion For Extension of Time In Which To Answer Or Otherwise Move, and having reviewed the file in its entirety on such,

     IT IS HEREBY ORDERED that Defendants' Defendants' Motion For Extension of Time In Which To Answer Or Otherwise Move is GRANTED.

     IT IS FURTHER ORDERED that Defendants shall have up to and including October 2, 2000, in which to answer or otherwise move.

     DATED THIS   13   day of   SEPT  , 2000.
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                                        BY THE COURT:



                                          /s/
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                                        DISTRICT COURT JUDGE